EXHIBIT 21.1

Note: Korn Ferry or one of its Subsidiaries has 100% ownership of the Subsidiaries listed below, except for Agensi Pekerjaan Korn Ferry (49%), Korn Ferry Mexico, S.C. (49%), Hay Group S.C. and Hay Group CR S.R.L. are wholly owned subsidiaries of Korn Ferry Mexico, S.C.

Subsidiaries		Jurisdiction
1.	Korn/Ferry International S.A.	Argentina
2.	Hay Argentina S.A.	Argentina
3.	Korn/Ferry Futurestep Argentina S.R.L.	Argentina
4.	AchieveForum (AUS) Pty Ltd	Australia
5.	Futurestep (Australia) Pty Limited	Australia
6.	Korn Ferry (AU) Pty Ltd	Australia
7.	Miller Heiman Group (ANZ) Pty. Ltd.	Australia
8.	Korn Ferry (AT) GmbH	Austria
9.	Korn Ferry (BE) BVBA	Belgium
10.	Korn Ferry (BR) Consultores Ltda.	Brazil
11.	Korn Ferry Bulgaria EOOD	Bulgaria
12.	Korn Ferry (CA) Ltd.	Canada
13.	Hay Group Ltda.	Chile
14.	Korn Ferry International S.A.	Chile
15.	WOFE Korn/Ferry International Human Capital Consulting (Beijing) Limited	China
16.	Boca Enterprise Management (Shanghai) Co. Ltd	China
17.	Futurestep (Shanghai) Talent Consulting Company Limited	China
18.	Hay Group Co., Ltd.	China
19.	Korn/Ferry (Shanghai) Human Capital Consulting Company Limited	China
20.	Guangzhou Korn/Ferry Human Capital Consulting Company Limited	China
21.	Shanghai Korn/Ferry Human Capital Consulting Co., Ltd.	China
22.	PuDe Management Consulting (Shanghai) Co. Ltd.	China
23.	Hay Group Ltda.	Colombia
24.	Korn/Ferry International Consultores Associados, C.A.– Colombia Branch	Colombia
25.	Korn Ferry CR S.R.L.	Costa Rica
26.	Korn Ferry s.r.o.	Czech Republic
27.	Futurestep (Danmark) ApS	Denmark
28.	Korn Ferry (DK) A/S	Denmark
29.	Korn Ferry (FI) Oy	Finland
30.	Korn/Ferry International Oy	Finland
31.	KF France SARL	France
32.	Korn Ferry (FR) SARL	France
33.	Miller Heiman Group (France) SAS	France
34.	Korn Ferry (DE) GmbH	Germany
35.	Hay Group S.A.	Greece
36.	Korn/Ferry International S.A.	Greece
37.	Korn Ferry (H.K.) Limited	Hong Kong
38.	Korn Ferry RPOPS (HK) Limited	Hong Kong
39.	Hay Group Management Consultants Ltd.	Hungary
40.	Korn/Ferry International Budapest Individual Consulting and Service Ltd.	Hungary

Subsidiaries		Jurisdiction
41.	PDI Hungary, Kft.	Hungary
42.	ESI Performance Improvement Private Limited	India
43.	Futurestep Recruitment Services Private Limited.	India
44.	Hay Consultants India Private Ltd.	India
45.	Korn/Ferry International Private Limited	India
46.	PT Hay Group	Indonesia
47.	PT. Korn/Ferry International	Indonesia
48.	Hay Management Consultants Ireland Ltd.	Ireland
49.	Korn Ferry (IE) Limited	Ireland
50.	Korn Ferry (IT) S.r.l.	Italy
51.	Personnel Decisions International Italia SRL	Italy
52.	Korn Ferry (Japan) Ltd.	Japan
53.	Hay Group UAB	Lithuania
54.	Korn Ferry (Luxembourg) S.A.R.L.	Luxembourg
55.	Agensi Pekerjaan Futurestep Worldwide (M) Sdn. Bhd.	Malaysia
56.	Agensi Pekerjaan Korn Ferry Sdn. Bhd.	Malaysia
57.	Hay Group Sdn. Bhd.	Malaysia
58.	Talent Q Distribution Limited	Malta
59.	Talent Q International Limited	Malta
60.	Korn/Ferry Investment India Limited (Mauritius OCB)	Mauritius
61.	Hay Group S.C.	Mexico
62.	Korn Ferry Mexico, S.C.	Mexico
63.	Korn Ferry (NL) BV	Netherlands
64.	Korn Ferry Advisory (NL) B.V.	Netherlands
65.	Korn Ferry Investments B.V.	Netherlands
66.	Korn Ferry Management B.V.	Netherlands
67.	Korn Ferry NL91 B.V.	Netherlands
68.	Korn Ferry (NZ)	New Zealand
69.	Futurestep (Norge) AS	Norway
70.	Hay Group AS	Norway
71.	Korn Ferry A/S	Norway
72.	Hay Group S.A.	Peru
73.	Korn/Ferry International Peru S.A.	Peru
74.	Korn Ferry Futurestep (The Philippines) Inc.	Philippines
75.	Korn Ferry (PL) Sp.z.o.o.	Poland
76.	Korn Ferry S.A.	Portugal
77.	Hay Group LLC	Qatar
78.	Korn Ferry SRL	Romania
79.	Korn Ferry LLC	Russia
80.	Hay Group Saudi Arabia Limited	Saudi Arabia
81.	Boca Performance Solutions Asia Pte. Ltd	Singapore
82.	Korn Ferry (SG) Pte. Ltd.	Singapore
83.	Korn Ferry RPOPS (SG) Pte. Ltd.	Singapore
84.	Korn Ferry SG91 Pte. Ltd.	Singapore

Subsidiaries		Jurisdiction
85.	Korn Ferry (SK) s.r.o.	Slovakia
86.	Korn Ferry (Pty) Ltd.	South Africa
87.	Hay Group Ltd.	South Korea
88.	Korn/Ferry International (Korea) Limited	South Korea
89.	Korn Ferry (Espana) SL	Spain
90.	Korn Ferry (Sweden) AB	Sweden
91.	Korn Ferry (Schweiz) GmbH	Switzerland
92.	Korn/Ferry International (Taiwan) Co., Ltd.	Taiwan
93.	Hay Group Limited	Thailand
94.	Korn/Ferry (Thailand) Limited	Thailand
95.	Korn Ferry Recruitment (Thailand) Ltd.	Thailand
96.	Hay Group Danismanlik Limited Sirketi	Turkey
97.	Korn/Ferry International Musavirlik Limited Sirketi	Turkey
98.	Korn Ferry LLC	Ukraine
99.	AchieveForum (UK) Limited	United Kingdom
100.	Boca U.K. Holding Limited	United Kingdom
101.	Boca U.K. Intermediate Holdings Ltd.	United Kingdom
102.	Futurestep (UK) Limited	United Kingdom
103.	Hay Group Intermediary Limited	United Kingdom
104.	Hay Group UK Holdings Limited	United Kingdom
105.	KFI (UK) Limited	United Kingdom
106.	Korn Ferry (UK) Limited	United Kingdom
107.	Korn Ferry GH1 Limited	United Kingdom
108.	Korn Ferry Global Holdings (UK) Limited	United Kingdom
109.	Korn Ferry Global Ventures 2 LP	United Kingdom
110.	Korn Ferry Global Ventures LP	United Kingdom
111.	Korn Ferry WHM LLP	United Kingdom
112.	Korn/Ferry International Limited	United Kingdom
113.	Miller Heiman Group (UK) Limited	United Kingdom
114.	Personnel Decisions International UK Ltd	United Kingdom
115.	Personnel Decisions International, Europe Limited	United Kingdom
116.	TwentyEighty Strategy Execution (UK) Ltd.	United Kingdom
117.	KF WHM Ltd.	United Kingdom
118.	Korn Ferry GP Ventures 2 LLC	United States, Delaware
119.	Korn Ferry (US)	United States, Delaware
120.	Korn Ferry Global Holdings, Inc.	United States, Delaware
121.	Korn Ferry GP Ventures LLC	United States, Delaware
122.	Sensa Solutions, Inc.	United States, Virginia
123.	Hay Group Venezuela, S.A.	Venezuela
124.	Inversiones Korn/Ferry International C.A.	Venezuela
125.	Korn/Ferry International Consultores Asociados, C.A.	Venezuela
126.	Hay Group Consulting Limited Liability	Vietnam
127.	Korn Ferry RPO (Sweden) AB	Sweden
128.	Korn Ferry GV Limited	United Kingdom

Subsidiaries		Jurisdiction
129.	Korn Ferry SP LLC	United States, Florida
130.	Patina Solutions Group, Inc.	United States, Delaware
131.	Patina Executive Search, LLC	United States, Delaware
132.	LAI Holdings II, Inc.	United States, Delaware
133.	Lucas Associates, Inc.	United States, Georgia
134.	Lucas Associates Temps. Inc.	United States, Georgia